UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 2, 2016

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission Of Matters To A Vote Of Security Holders
On June 2, 2015, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders at the Annual Meeting and the voting results were as follows:
1.    The Company’s shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2017 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	Votes For	Withheld	Broker Non-Votes
Joseph F. Coradino	55,289,281	1,125,844	5,879,326
M. Walter D’Alessio	57,746,179	1,668,946	5,879,326
Michael J. DeMarco	58,252,501	1,162,624	5,879,326
Rosemarie B. Greco	58,276,982	1,138,143	5,879,326
Leonard I. Korman	58,336,988	1,078,137	5,879,326
Mark E. Pasquerilla	57,614,491	1,800,634	5,879,326
Charles P. Pizzi	58,212,879	1,202,246	5,879,356
John J. Roberts	58,364,294	1,050,831	5,879,326
Ronald Rubin	57,609,775	1,805,350	5,879,326

2.    The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,893,897	5,243,677	1,187,551	5,879,326

3.    The Company’s shareholders ratified the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for 2016, as follows:

For	Against	Abstain
64,231,239	749,788	313,124

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 8, 2016	By:/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel